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LOOKING FOR THE ANSWERS 2020 Annual Report

Regeneron Annual Report 2020

DEAR FELLOW

DEAR FELLOW SHAREHOLDERS,

When we wrote to you this time last year, the novel coronavirus, SARS-CoV-2, had recently been declared a global pandemic. Our team had quickly identified ways Regeneron could help and had already begun isolating novel antibodies to combat the disease, but no one recognized the epic, world-changing challenges COVID-19 and 2020 would bring. The numbers have been sobering — nearly 100 million people infected globally, several million dead, and almost everyone impacted in some significant way. The Regeneron team has been deeply impacted as well, from an early outbreak near our headquarters in Westchester, New York, to the personal loss of loved ones.

Despite this unprecedented public health crisis, 2020 was an inspiring year in many ways, demonstrating the power of science and the resilience of our team. We discovered, developed and manufactured our novel REGEN-COV™ (casirivimab with imdevimab) antibody cocktail treatment for COVID-19 in record time — just 10 months from program inception through an emergency use authorization (EUA) from the U.S. Food and Drug Administration (FDA). To date, tens of thousands of patients have received REGEN-COV, and we are now working in partnership with the U.S. government, healthcare providers and advocacy groups to ensure all appropriate patients can access it.

Unlike vaccines, which trigger the body's own immune response to protect against infection, REGEN-COV provides virus-neutralizing antibodies directly to the patient. In the pivotal Phase 3 treatment trial, REGEN-COV reduced hospitalization or death by 70 percent in high-risk outpatients and reduced symptom duration. As we do our part to bring this pandemic to an end, we continue to evaluate REGEN-COV in additional patient populations, at lower dose levels and for prevention purposes. To that end, results from the Phase 3 prevention trial showed that REGEN-COV administered as a subcutaneous injection reduced the risk of symptomatic SARS-CoV-2 infections by 81 percent among household contacts of infected patients. As of April 2021, more than 25,000 people have participated in clinical trials of REGEN-COV, and we thank all the individuals, investigators and collaborators.

Our financial position remained strong this year, with top-line growth of 30 percent and bottom-line growth of 28 percent[1] through an increasingly diversified set of revenue and earnings streams. Total revenues for 2020 increased to $8.5 billion, compared to $6.6 billion for the full year 2019.

EYLEA® (aflibercept) Injection continues to reach more patients in competitive eye disease markets, with its efficacy, safety and convenience setting a high bar for current and potential future entries. We are confident in the durability and continued growth of this important medicine for years to come. Annual EYLEA global net product sales reached nearly $8 billion in 2020 (net product sales outside the U.S. recorded by our collaborator Bayer), and $4.9 billion in the U.S., still without a single price increase in its history.

Looking to the rest of our growing portfolio, more than 80 percent of our top-line growth in 2020 came from products and revenues other than EYLEA. Dupixent® (dupilumab) global net product sales in 2020 (recorded by our collaborator Sanofi) were more than $4 billion, reflecting growth of 75 percent versus 2019. This "pipeline in a product" continues to reach more patients in need with an expanded FDA indication for atopic dermatitis in patients ages 6 to 11 and an FDA acceptance of our supplemental application as an add-on treatment for children aged 6 to 11 years with uncontrolled moderate-to-severe asthma, with even more room to grow as it meets its potential to transform the treatment of certain type 2 inflammatory diseases. We also made

SHAREHOLDERS

[1] Bottom-line growth represented by non-GAAP net income per share — diluted, which is not a measure calculated in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). See "Forward-Looking Statements and Non-GAAP Financial Measures" on pages 35 and 37 for a definition of this measure and a reconciliation of this measure to the most directly comparable GAAP financial measure.

2

Regeneron Annual Report 2020 Dupixent treatment more convenient with the FDA approval of a single-dose, 300mg prefilled syringe. As the foundation of our oncology portfolio, our PD-1 inhibitor Libtayo® (cemiplimab-rwlc) is achieving significant and steady growth with FDA approvals in two new indications, non-small cell lung cancer and basal cell carcinoma, in early 2021. Global net product sales for Libtayo were $348 million in 2020, representing 80 percent year-over-year growth. We are making progress in other cancers as well, including in March 2021 when positive results in overall survival prompted us to stop our cervical cancer trial early, with the data forming the basis of upcoming regulatory submissions. With 11 investigational therapeutics in clinic for a wide range of cancers, including eight bispecific antibodies, we continue to diversify our approach to oncology and are positioned to lead the next wave of innovation in immuno-oncology. Our COVID-19 program and other important progress this year was made possible by decades of investment in our foundational VelociSuite® antibody discovery and development technologies, as well as in world-class manufacturing enterprise. Thanks to these investments and the hard work of our colleagues, in 2020 and early 2021 we achieved two new FDA-approvals of novel, Regeneron-discovered antibody medicines: the multi-antibody cocktail Inmazeb™ (atoltivimab, maftivimab, and odesivimab-ebgn) for Ebola, and the ANGPTL3 inhibiting antibody Evkeeza™ (evinacumab-dgnb) for a rare form of inherited high cholesterol. Regeneron is known for our science-driven approach, and as such our pipeline and research efforts continue to expand. We continue to reinvest a significant portion of our growing revenue into our R&D efforts to fuel the remarkable innovation and curiosity of our world-class team. Our early pipeline is increasingly powered by genetics, thanks to significant insights from the Regeneron Genetics Center®, which reveals new targets for exploration as well as enriching current clinical programs. Our genetics medicine efforts also include important collaborations with Intellia Therapeutics, Inc. and Alnylam Pharmaceuticals, Inc., which pair Regeneron's biologic and antibody capabilities with cutting-edge technologies like CRISPR gene editing and RNA silencing. Both of these partnerships advanced candidates into clinical development for the first time in the past year. While 2020 tested us in new ways, we are proud to say that the Regeneron team successfully advanced our mission of using the power of science to bring new medicines to people in need. We came together as never before. Watching our employees rally to support each other was awe-inspiring, as was the strong spirit of collaboration and pride in our collective purpose. We head into this next year with the confidence that we will continue to tackle some of the world's biggest health and scientific challenges. SINCERELY, ROY, LEN AND GEORGE P. ROY VAGELOS, M.D. Chairman of the Board LEONARD S. SCHLEIFER, M.D., PH.D. President and Chief Executive Officer GEORGE D. YANCOPOULOS, M.D., PH.D. President and Chief Scientific Officer 3

Photos taken prior to COVID-19 pandemic. Regeneron Annual Report 2020 2020 BY THE NUMBERS $3.9M 100+ 30 investigational 115 global and U.S. patient 41 countries where we 6 U.S. marketing $3.9 million raised from 179 manuscripts published 100+ Regeneron Genetics Provided STEM medicines in advocacy and professional conducted clinical trials applications for employee donations and in peer-reviewed journals Center collaborations in experiences to clinical development societies engaged across new products or company matches - nearly 21 countries 524,000 students 25 disease states new indications for four times previous years existing products 4

Regeneron Annual Report 2020 TABLE OF CONTENTS 06 SCIENTIFIC BREADTH AND DEPTH FDA-Approved Medicines Clinical Pipeline Notable Peer-Reviewed Publications Infectious Diseases Ophthalmology Immunology and Inflammation Oncology Non-Oncology Hematology Cardiovascular Diseases Rare Diseases 24 ADVANCES IN TECHNOLOGY 27 STRATEGIC BUSINESS APPROACHES 28 STRENGTHENING OUR CULTURE DURING A PANDEMIC 29 RESPONSIBLE REGENERON 5

Regeneron Annual Report 2020 FDA-APPROVED MEDICINES 1 Marketed by Kiniksa Pharmaceuticals. 2 In collaboration with Sanofi. For Praluent, in collaboration with Sanofi prior to April 2020; effective April 2020, Regeneron is solely responsible for the U.S. development and commercialization and Sanofi is solely responsible for the ex-U.S. development and commercialization of Praluent. 3 In collaboration with Bayer outside of U.S. 4 Marketed by Sanofi. 5 In collaboration with Roche outside of U.S. REGEN-COV has not been approved, but has been authorized for emergency use by the FDA. This use is authorized only for the duration of the declaration that circumstances exist justifying the authorization of the emergency use under section 564(b)(1) of the Act, 21 U.S.C. § 360bbb-3(b)(1), unless the authorization is terminated or revoked sooner. Please refer to Regeneron.com for more information on our marketed medicines, including full safety information. 6

Photo taken prior to COVID-19 pandemic.

Regeneron Annual Report 2020



CLINICAL PIPELINE

Our pipeline continues to grow and advance across a wide variety of diseases.

- Cardiovascular/Metabolic Diseases
- General Medicine
- Hematology
- Immunology & Inflammatory Diseases
- Infectious Diseases
- Oncology
- Ophthalmology
- Pain/Neurology
- Rare Diseases

PHASE 1

REGN3767
LAG-3 Antibody
Solid tumors, advanced hematologic malignancies

REGN6569
GITR Antibody
Solid tumors

ODRONEXTAMAB
CD20 X CD3 Antibody
B-cell malignancies (on FDA partial clinical hold)

REGN4018
MUC16 X CD3 Antibody
Platinum-resistant ovarian cancer

REGN5459
BCMA X CD3 Antibody
Multiple myeloma

REGN5678
PSMA X CD28 Antibody
Prostate cancer

REGN5093
MET X MET Antibody
MET-altered advanced non-small cell lung cancer (NSCLC)

REGN5668
MUC16 X CD28 Antibody
Ovarian cancer

REGN7075
EGFR X CD28 Antibody
Solid tumors

REGN6490
IL-36R Antibody
Palmo-plantar pustulosis

ALN-HSD[5]
HSD17B13 RNAi Therapeutic
Nonalcoholic steatohepatitis

CASIRIVIMAB with IMDEVIMAB
SARS-CoV-2 Virus Multi-Antibody Therapy
Multi-dose safety study in healthy volunteers

REGN5381
NPR1 Agonist Antibody
Heart failure

REGN7257
IL-2Rg Antibody
Aplastic anemia

POZELIMAB + CEMDISIRAN[5]
C5 Antibody X C5 siRNA Therapeutic
Paroxysmal nocturnal hemoglobinuria (PNH)

NTLA-2001[4]
CRISPR/Cas9
Hereditary transthyretin amyloidosis with polyneuropathy

PHASE 2

AFLIBERCEPT[3]
VEGF-Trap
High-dose (8mg) for wet age-related macular degeneration (AMD)

CEMIPLIMAB[1]
PD-1 Antibody
Basal cell carcinoma (BCC), metastatic or locally advanced cutaneous squamous cell carcinoma (CSCC), neoadjuvant CSCC

ODRONEXTAMAB
CD20 X CD3 Antibody
B-cell non-Hodgkin lymphoma (on FDA partial clinical hold)

REGN5458
BCMA X CD3 Antibody
Multiple myeloma

SARILUMAB[1]
IL-6R Antibody
Polyarticular-course juvenile idiopathic arthritis, systemic juvenile idiopathic arthritis

DUPILUMAB[1]
IL-4R Antibody
Peanut allergy, grass allergy

REGN1908-1909
Fel d 1 Multi-Antibody Therapy
Cat allergy

CEMDISIRAN[5]
C5 siRNA Therapeutic
Immunoglobulin A nephropathy

CASIRIVIMAB with IMDEVIMAB
SARS-CoV-2 Virus Multi-Antibody Therapy
Dose-ranging virology study in non-hospitalized patients

EVINACUMAB
ANGPTL3 Antibody
Severe hypertriglyceridemia

POZELIMAB
C5 Antibody
CD-55 deficient protein-losing enterotherapy

REGN4461
LEPR Agonist Antibody
Generalized lipodystrophy

GARETOSMAB
Activin-A Antibody
Fibrodysplasia Ossificans Progressiva (FOP)

PHASE 3

AFLIBERCEPT[3]
VEGF-Trap
Retinopathy of prematurity (ROP), high-dose formulation (8mg) for wet AMD and diabetic macular edema (DME)

CEMIPLIMAB[1]
PD-1 Antibody
Non-small cell lung cancer (NSCLC), cervical cancer, adjuvant cutaneous squamous cell carcinoma (CSCC)

DUPILUMAB[1]
IL-4R Antibody
Atopic dermatitis in pediatric patients 6 mo.–5 y.o., hand and foot atopic dermatitis, asthma in pediatric patients 6–11 y.o., eosinophilic esophagitis in patients 6 and older, chronic obstructive pulmonary disease (COPD), bullous pemphigoid, prurigo nodularis, chronic spontaneous urticaria, allergic bronchopulmonary aspergillosis, chronic inducible urticaria, chronic sinusitis without nasal polyposis, allergic fungal rhinosinusitis

ITEPEKIMAB[1]
IL-33 Antibody
COPD

REGN5713-5714-5715
Bet v 1 Multi-Antibody Therapy
Birch allergy

CASIRIVIMAB with IMDEVIMAB
SARS-CoV-2 Virus Multi-Antibody Therapy
Treatment for certain hospitalized and non-hospitalized patients with COVID-19; prevention of COVID-19 in household contacts of diagnosed patients

ALIROCUMAB
PCSK9 Antibody
Heterozygous familial hypercholesterolemia (HeFH) in pediatrics

FASINUMAB[2]
NGF Antibody
Chronic pain from osteoarthritis of the knee or hip

Pipeline Collaborator Key
[1] Sanofi [2] Teva and Mitsubishi Tanabe [3] Bayer [4] Intellia [5] Alnylam

This graphic displays pipeline drug candidates currently undergoing clinical testing in a variety of diseases. The safety and efficacy of these drug candidates have not been fully evaluated by any regulatory authorities for the indications described in this section.

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Regeneron Annual Report 2020



NOTABLE PEER-REVIEWED PUBLICATIONS

POSITIVE INITIAL ANTIBODY COCKTAIL RESULTS IN NON-HOSPITALIZED PATIENTS WITH COVID-19

The NEW ENGLAND JOURNAL of MEDICINE

POSITIVE PHASE 3 EVINACUMAB RESULTS IN PATIENTS WITH SEVERE INHERITED FORM OF HIGH CHOLESTEROL

The NEW ENGLAND JOURNAL of MEDICINE

CANCER TREATMENT ENHANCED BY COMBINING NOVEL COSTIMULATORY BISPECIFIC ANTIBODIES WITH LIBTAYO

Science Translational Medicine

EFFICACY AND SAFETY OF DUPILUMAB WITH CONCOMITANT TOPICAL CORTICOSTEROIDS IN CHILDREN 6 TO 11 YEARS OLD WITH SEVERE ATOPIC DERMATITIS: A RANDOMIZED, DOUBLE-BLINDED, PLACEBO-CONTROLLED PHASE 3 TRIAL

Science AAAS

ANTIBODY COCKTAIL TO SARS-COV-2 SPIKE PROTEIN PREVENTS RAPID MUTATIONAL ESCAPE SEEN WITH INDIVIDUAL ANTIBODIES

Science AAAS

STUDIES IN HUMANIZED MICE AND CONVALESCENT HUMANS YIELD A SARS-COV-2 ANTIBODY COCKTAIL

Science AAAS

POSITIVE PIVOTAL (PHASE 3) LIBTAYO RESULTS IN ADVANCED NON-SMALL CELL LUNG CANCER WITH ≥50% PD-L1 EXPRESSION

THE LANCET

8

Photo taken prior to COVID-19 pandemic.

Regeneron Annual Report 2020

INFECTIOUS DISEASES


NDC 61755-018-00
Rx only
Inmazeb
Injection
Single-Dose Vial

TAKING QUICK ACTION TO HELP ADDRESS DEADLY INFECTIOUS DISEASES

Our innovative work in infectious diseases took center stage over the past year in a way we never imagined. Regeneron's proprietary *VelociSuite* technologies were applied in our "rapid response" efforts, enabling us to break records by accelerating drug discovery and development for novel COVID-19 and Ebola antibody cocktail treatments.

INMAZEB™ (ATOLTIVIMAB, MAFTIVIMAB, AND ODESIVIMAB-EBGN)[1]

In October 2020, the FDA approved the first treatment for the infection caused by *Zaire ebolavirus* in adult and pediatric patients, including newborns of mothers who have tested positive for the infection. Inmazeb's (previously known as REGN-EB3) development started in 2014 during the Ebola outbreak in West Africa, when our scientists first considered applying our antibody technologies to respond to a potential viral epidemic. This program laid the groundwork for our subsequent efforts against Middle East Respiratory Syndrome (MERS) and SARS-CoV-2.

The FDA approval of Inmazeb was the result of a long collaborative effort with government, academic and non-profit organizations that helped coordinate and conduct the PALM clinical trial in the Democratic Republic of the Congo during the 2019 outbreak. The collaboration continues as we recently worked with the World Health Organization (WHO); the Biomedical Advanced Research and Development Authority (BARDA), part of the U.S. Department of Health and Human Services, Office of the Assistant Secretary for Preparedness and Response; and the FDA to ship dozens of doses of Inmazeb to Guinea, which unfortunately began experiencing its own outbreak in early 2021. Additional supply is ready to ship, if necessary, and we are also working to ensure that bordering countries can gain access to Inmazeb quickly if the outbreak spreads. With the combined impact

[1] Inmazeb was developed in collaboration and with federal funds from BARDA under ongoing USG Contract Nos. HHSO100201700016C and HHSO100201500013C.

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INFECTIOUS DISEASES THANKS TO DECADES OF FOUNDATIONAL RESEARCH, BY EARLY JANUARY 2020, REGENERON WAS ALREADY BUSY IN THE LABS INVESTIGATING A POTENTIAL TREATMENT FOR COVID-19. of dedicated healthcare workers and safe and effective vaccines and treatments, we hope that the global health community can stand ready to quickly end new outbreaks as they occur. Inmazeb is a prime example of our work at Regeneron - a medicine we hoped would never have to be used broadly, but one that we knew from the start could change lives. REGEN-COV has not been approved, but has been authorized for emergency use by the FDA. This use is authorized only for the duration of the declaration that circumstances exist justifying the authorization of the emergency use under section 564(b)(1) of the Act, 21 U.S.C. § 360bbb-3(b)(1), unless the authorization is terminated or revoked sooner. REGEN-COV™ (CASIRIVIMAB WITH IMDEVIMAB), COVID-19 ANTIBODY COCKTAIL THERAPY1 Thanks to our prior experiences with Ebola and MERS, by early January 2020, Regeneron was already busy in the labs investigating a potential treatment and preventative approach to COVID-19. Knowing the nature of viral mutation, we once again planned a multi-antibody "cocktail" approach. This way, if the virus mutated to evade one antibody, the other would still be potent in blocking the virus' ability to infect healthy cells. We screened thousands of neutralizing antibodies and selected two - casirivimab and imdevimab -to form our first clinical-stage combination. We fast-tracked this novel anti-viral antibody cocktail, now known as REGEN-COV in the U.S., even further by kicking off the large-scale manufacturing process before clinical trials had even begun. We were able to initiate our clinical program in early June 2020. In September and October 2020, we announced data from the trial of non-hospitalized COVID-19 patients, which showed REGEN-COV significantly reduced viral load and the need for medical visits in mild to moderate COVID-19 patients. In November 2020, REGEN-COV received EUA from the FDA for recently diagnosed, mild to moderate COVID-19 in high-risk patients. Most recently, 1 REGEN-COV's development and manufacturing have been funded in part with federal funds from BARDA, part of the U.S. Department of Health and Human Services, Office of the Assistant Secretary for Preparedness and Response, under OT number: HHSO100201700020C. 10

Photo taken prior to COVID-19 pandemic. Regeneron Annual Report 2020 INFECTIOUS DISEASES in April 2021, the National Institutes of Health updated their COVID-19 treatment guidelines to strongly recommend use of REGEN-COV in outpatients at high risk of clinical progression. In April 2021, we shared data from two Phase 3 trials using subcutaneous administration - the first showed the potential for REGEN-COV as a preventative tool with 81 percent reduction in risk for symptomatic SARS-CoV-2 infections and the second trial demonstrated significantly reduced progression to symptomatic COVID-19 for recently infected asymptomatic patients. We knew that global need for REGEN-COV would be great, even as effective vaccines became available, so over the summer of 2020, we moved most of our commercial medicine manufacturing to our Irish facility in order to produce as much REGEN-COV as possible at our New York site. We also signed a strategic partnership with Roche to increase supply of the antibody therapy by more than threefold, and to ensure access in other geographies around the world, including low- and middle-income countries. The development and manufacturing of REGEN-COV was funded in part with federal funds from BARDA. We also established supply agreements with the U.S. government, including one in January 2021 to purchase all finished doses of the cocktail supplied by June 30, 2021, up to 1.25 million doses, as well as a previous agreement to supply doses to treat approximately 300,000 people, bringing the total potential purchase to over 1.5 million doses. We have been working closely with the U.S. government to raise public awareness, support physician education and reduce barriers to treatment in order to ensure all qualified patients have access to this important medicine. 5 MONTHS Our team took just 5 months from beginning our COVID-19 research to having an investigational medicine ready for human clinical trials. 11

Regeneron Annual Report 2020 STORIES FROM 2020 LEAVING NO STONE UNTURNED Since SARS-CoV-2 was first identified, researchers have conducted a thorough examination of whether existing medicines could be used successfully against the novel coronavirus. One early idea, based on research out of China, was that an IL-6 inhibitor, like Regeneron and Sanofi's Kevzara® (sarilumab), might lessen the extreme immune reaction a severe COVID-19 infection sometimes caused. "We knew we had to work quickly to replicate these early, unverified findings in a rigorous setting," said David Weinreich, M.D., Executive Vice President, Global Clinical Development. Global Development and Industrial Operations and Product Supply (IOPS) colleagues worked around the clock to start the trial - the first placebo-controlled trial in the U.S. testing the effect of an IL-6 inhibitor in COVID-19 patients. "Just five days after the U.S. declared a national emergency on March 18, the Kevzara trial enrolled its first patient," said David. "We ran processes typically done step-by-step in parallel, shifted colleagues from other teams and built an electronic database in record time - over a weekend instead of over a few months." Ultimately, the controlled study results did not show a benefit. "The pursuit of Kevzara as a COVID-19 treatment option demonstrates our ethos and science-driven culture. Despite the early unknowns, we did not hesitate to initiate a robust clinical trial," said David. 12

Regeneron Annual Report 2020

Photo taken prior to COVID-19 pandemic.

OPHTHALMOLOGY


EYLEA®
(aflibercept) Injection
For Intravitreal Injection
2 mg/0.05 mL
Single-use Vial

EYLEA 2020 REGULATORY HIGHLIGHTS

- EU approval of the EYLEA pre-filled syringe
- Japan approval for the treatment of neovascular glaucoma

HELPING PRESERVE EYESIGHT FOR A DECADE: EYLEA® (AFLIBERCEPT)

For nearly a decade, EYLEA® (aflibercept) Injection has helped protect the eyesight of millions of patients with serious retinal diseases. Physicians and patients rely on the anti-vascular endothelial growth factor (VEGF) medicine for its efficacy, safety and convenience, making it the global standard of care for certain serious retinal diseases.

During the pandemic, we worked closely to respond to changing patient needs. The pre-filled EYLEA syringe introduced in late 2019 helped create efficiency of care, as did the ability to extend dosing up to 12 weeks in appropriate patients. In addition, we helped support patients with tools to monitor vision at home and a more comprehensive patient assistance program.

Trust in EYLEA led to robust commercial performance and an increase in 2020 full year global net product sales of 5 percent to nearly $8 billion versus 2019, while full year 2020 U.S. net sales increased 7 percent versus 2019. Bayer records net product sales of EYLEA outside the U.S.

Diabetic eye diseases remains a significant and expanding part of our business. Positive two-year results from the Phase 3 PANORAMA trial evaluating EYLEA in patients with moderately severe to severe non-proliferative diabetic retinopathy (NPDR) showed it reduced the likelihood of developing vision-threatening events by at least 75 percent.

13

Photo taken prior to COVID-19 pandemic. Regeneron Annual Report 2020 OPHTHALMOLOGY TRUST IN EYLEA LED TO ROBUST COMMERCIAL PERFORMANCE AND AN INCREASE IN ANNUAL GLOBAL NET PRODUCT SALES OF 5% TO NEARLY $8 BILLION. We have a Phase 3 trial ongoing in retinopathy of prematurity (ROP), and we also initiated Phase 3 studies exploring less frequent dosing intervals by using a high-dose formulation in neovascular age-related macular degeneration (wet AMD) and diabetic macular edema (DME). Beyond EYLEA, we are exploring other cutting-edge technologies that might be the basis for new agents to preserve vision. Our preclinical pipeline includes monoclonal antibodies, RNA interference and gene therapy for many other serious ophthalmic diseases, including glaucoma, uveitis, corneal dystrophies, dry eye and inherited retinal disease. 14

Regeneron Annual Report 2020 IMMUNOLOGY & INFLAMMATION DUPIXENT 2020 REGULATORY HIGHLIGHTS U.S. approval of single-dose, 300mg pre-filled syringe U.S. and EU approval in pediatric atopic dermatitis (6-11 years of age) China approval for adults with moderate-to-severe atopic dermatitis Japan approval for chronic rhinosinusitis with nasal polyposis (CRSwNP) UNLOCKING THE KEYS TO THE TYPE 2 INFLAMMATORY PATHWAY: DUPIXENT® (DUPILUMAB) Dupixent is a "pipeline-in-a-product" with enormous potential to transform treatment of a spectrum of diseases that involve the type 2 inflammatory pathway. As a result of our steady expansion to additional diseases and age groups, Dupixent growth continued to increase significantly, with 2020 total annual global net product sales of more than $4 billion, representing year-over-year growth of 75 percent versus 2019.1 We maintained robust growth even during the pandemic, with new options like a single-dose, 300mg pre-filled syringe, which the FDA approved in 2020. In 2020, Dupixent became the first biologic medicine approved for U.S. and EU children aged 6 to 11 years with atopic dermatitis. In addition, our Phase 3 trial for asthma in children aged 6 to 11 years met its primary and secondary endpoints, and we filed regulatory submissions for the new indication in the U.S. in late 2020 and in the EU in early 2021. Another encouraging research area with Dupixent is eosinophilic esophagitis (EoE), a chronic type 2 inflammatory disease that damages the esophagus and causes serious trouble swallowing. We presented positive results from the first part of our Phase 3 program and were given Breakthrough Therapy designation by the FDA for adults and adolescents. Following those results, we initiated a Phase 3 study for pediatric patients who are 1 to 11 years of age. We are also conducting Phase 3 studies of Dupixent in chronic obstructive pulmonary disease (COPD), as well as other diseases where type 2 inflammation may play an important role, such as hand and foot atopic dermatitis, bullous pemphigoid, prurigo nodularis, chronic spontaneous urticaria, chronic inducible urticaria, allergic bronchopulmonary aspergillosis, chronic sinusitis without nasal polyposis and allergic fungal rhinosinusitis. 1 Global product sales are reported by Sanofi. 15

Regeneron Annual Report 2020 PIPELINE IN A PRODUCT With regulatory approvals in atopic dermatitis, asthma and chronic rhinosinusitis with nasal polyposis (CRSwNP) and a late-stage development program across nine additional disease types, Dupixent has the potential to transform the treatment of type 2 inflammatory diseases. Dupixent is currently in Phase 3 trials for atopic dermatitis (6mo-5yr), hand and foot atopic dermatitis, asthma (6-11yr), eosinophilic esophagitis (EoE), chronic obstructive pulmonary disease (COPD), bullous pemphigoid, prurigo nodularis, chronic spontaneous urticaria, allergic bronchopulmonary aspergillosis, chronic inducible urticaria, chronic sinusitis without nasal polyposis and allergic fungal rhinosinusitis. Dupixent is currently in Phase 2 trials for peanut allergy and grass allergy. APPROVED ATOPIC DERMATITIS ASTHMA CHRONIC RHINOSINUSITIS WITH NASAL POLYPOSIS (CRSwNP) PHASE 3 ATOPIC DERMATITIS (6MO-5YR) HAND AND FOOT ATOPIC DERMATITIS ASTHMA (6-11YR) EOSINOPHILIC ESOPHAGITIS (EOE) CHRONIC OBSTRUCTIVE PULMONARY DISEASE (COPD) BULLOUS PEMPHIGOID PRURIGO NODULARIS CHRONIC SPONTANEOUS URTICARIA ALLERGIC BRONCHOPULMONARY ASPERGILLOSIS CHRONIC INDUCIBLE URTICARIA CHRONIC SINUSITIS WITHOUT NASAL POLYPOSIS ALLERGIC FUNGAL RHINOSINUSITIS PHASE 2 PEANUT ALLERGY GRASS ALLERGY 16

Photo taken prior to COVID-19 pandemic. Regeneron Annual Report 2020 IMMUNOLOGY & INFLAMMATION PIPELINE IMMUNOLOGY & INFLAMMATION PRODUCTS Given the interconnected nature of immune conditions, we have an ever-deepening clinical portfolio exploring new options for the treatment of allergic and autoimmune diseases. For example, we are investigating REGN3500, our IL-33 antibody, for COPD with data from our Phase 2 proof-of-concept trial expected to be published soon. Additionally, two Phase 3 studies are currently underway in COPD. CAT AND BIRCH ALLERGIES We are undertaking groundbreaking approaches to allergy with the first antibody-based therapeutics directed to allergens. These antibodies can directly bind and neutralize the allergens. We have clinical stage research in the major allergens of cat (Fel d 1; REGN1908-1909) and birch allergy (Bet v 1; REGN5713-5714-5715), which can trigger reactions such as allergic rhinitis and asthma. After presenting positive Phase 2 data for REGN1908-1909 in February 2021, we plan to present other data from proof-of-concept studies at upcoming meetings with the goal of demonstrating that these anti-allergen antibodies may provide important new hope for allergy sufferers. 17

Regeneron Annual Report 2020

Photo taken prior to COVID-19 pandemic.

ONCOLOGY




NDC 61755-008-01
Rx only
LIBTAYO®
(cemiplimab-rwlc)
Injection
350 mg/7 mL (50 mg/mL)
For Intravenous Infusion
After Dilution
Single-Dose Vial

MAKING SUBSTANTIAL PROGRESS AGAINST CANCER

Our oncology portfolio is built around two foundational approaches — our PD-1 inhibitor Libtayo® (cemiplimab-rwlc) and our bispecific antibodies, which are being investigated as monotherapies or rationally combined with each other and emerging therapeutic modalities. These include immune-modulating antibodies, CD3 bispecifics, CD28 costimulatory bispecifics and tumor-specific bispecifics, among others. Together, they provide us with unique "combinatorial flexibility" to develop customized treatments for both solid tumors and blood cancers.

> LIBTAYO IS THE #1 MOST-PRESCRIBED SYSTEMIC THERAPY BY ONCOLOGISTS FOR PATIENTS WITH ADVANCED CUTANEOUS SQUAMOUS CELL CARCINOMA (CSCC).

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Regeneron Annual Report 2020 ONCOLOGY LIBTAYO® (CEMIPLIMAB-RWLC) We have recently expanded the reach of Libtayo into advanced non-small cell lung cancer (NSCLC) and an additional form of advanced skin cancer, basal cell carcinoma (BCC). Libtayo was accepted for Priority Review by the FDA for these cancers in early 2021. We have also submitted similar applications in the EU with regulatory decisions expected in mid-2021. Our pivotal trials in these cancers have strengthened the evidence supporting Libtayo as a potent PD-1 inhibitor. Our Phase 3 trial of Libtayo as monotherapy in first-line NSCLC for high-PD-L1 (>/=50%) was stopped early after demonstrating highly significant improvement in overall survival, and our Phase 2 trial in advanced BCC following treatment with a hedgehog inhibitor led to the first clinically meaningful results observed for any medicine in this patient population. In March 2021, positive results on overall survival also prompted our Phase 3 trial in cervical cancer to be stopped early, and the data will form the basis for regulatory submissions. Libtayo is also approved as monotherapy treatment for advanced cutaneous squamous cell carcinoma (CSCC), where it has become the standard of care and #1 prescribed therapy for these patients. As our pivotal data in advanced CSCC mature, Libtayo has continued to demonstrate its value - results that were added to its U.S. label in 2020. In 2020, global net product sales for Libtayo totaled $348 million, representing year-over-year growth of 80 percent. Sanofi records net product sales of Libtayo outside the U.S. We continue to explore it in combination with numerous other investigational therapies. 19

Photo taken prior to COVID-19 pandemic. Regeneron Annual Report 2020 ONCOLOGY OUR BISPECIFICS ARE DESIGNED TO BIND TO TWO DIFFERENT TARGETS, CREATING AN ARRAY OF POSSIBILITIES FOR TARGETING AND KILLING CANCER. BISPECIFICS Our bispecific antibodies are another promising way to target cancer cells. Created with our VelocImmune® and Veloci-Bi® technologies, our bispecifics are designed to bind to two different targets (one on a cancer cell and one on a cancer-killing T-cell), creating an array of possibilities for targeting and killing cancer - and can be combined with each other, our PD-1 immunotherapy Libtayo and other standard treatments. One of our most advanced classes of bispecifics is our CD3 bispecific antibodies. In 2021, we are planning to initiate multiple potentially registrational trials for odronextamab (formerly REGN1979), a CD20 X CD3 bispecific,1 which has already demonstrated positive early results in relapsed/refractory B-cell non-Hodgkin lymphomas. Our other late-stage CD3 bispecific candidate, REGN5458 (BCMA X CD3), continues to show promising data for multiple myeloma, with early, deep and durable anti-tumor activity in these patients. A second class of bispecifics that began entering the clinic in 2019 were our CD28 costimulatory bispecifics. We are investigating our potentially first-in-class CD28 costimulatory bispecific (REGN5678, PSMA X CD28) in combination with Libtayo in prostate cancer, and we have started enrolling patients in clinical trials investigating two additional candidates - REGN5668 (MUC16 X CD28) and REGN7075 (EGFR X CD28). We also applied our Veloci-Bi technology to generate a third class of potential drug candidates called tumor-specific bispecifics that bind specifically to proteins on the cancer cell and induce their internalization, known as a VelociNator™ mechanism. Our first tumor-specific bispecific in the clinic, REGN5093 (MET X MET), targets two different proteins on the MET receptor to disrupt cell survival signaling pathways. 1 Currently on FDA partial clinical hold. 20

Photo taken prior to COVID-19 pandemic. Regeneron Annual Report 2020 NON-ONCOLOGY HEMATOLOGY ADVANCING THERAPIES FOR BLOOD DISORDERS We have multiple hematology candidates in clinical trials and nearly a dozen in the preclinical phase, representing about one-quarter of our pipeline and demonstrating our continued diversification into new disease areas with unmet need. In 2020, we established a dedicated hematology therapeutic area with a rapidly expanding team representing some of the best in the field. Our preclinical and clinical research includes partnered explorations in gene editing using CRISPR and gene knockout technologies with Intellia, and in RNA interference (RNAi) and antibody-based medicines with Alnylam - both of which have the potential to deplete abnormal proteins or block disease-causing cellular signaling. To this end, we were pleased to have new investigational medicines enter Phase 1 clinical trials late in 2020: NTLA-2001 (a CRISPR/Cas9 therapeutic), the combination of pozelimab and cemdisiran (C5 antibody X C5 siRNA therapeutic) and ALN-HSD (HSD17B13 RNAi therapeutic). We also initiated a Phase 2 study of pozelimab in the ultra-rare disease CD55-deficient protein-losing enteropathy, a genetic disorder of the immune system that can be life-threatening. 21

Photo taken prior to COVID-19 pandemic. Regeneron Annual Report 2020 CARDIOVASCULAR DISEASES ADVANCING MEDICINE FOR PEOPLE WITH RARE GENETIC HEART DISEASE EVKEEZA™ (EVINACUMAB-DGNB) In February 2021, the FDA approved Evkeeza™ (evinacumab-dgnb) - our first-in-class angiopoietin-like 3 (ANGPTL3) antibody - for treatment of patients with homozygous familial hypercholesterolemia (HoFH), a rare, severe, inherited form of high cholesterol. Patients with HoFH face limited choices in reducing their low-density lipoprotein (LDL) cholesterol. We also expect action from the EU on a similar application in 2021. Our Phase 3 trial results, published in The New England Journal of Medicine on Evkeeza for HoFH, showed positive results: adding it to other lipid-lowering therapies that cut bad cholesterol levels in half in these patients, including the most difficult-to-treat patients who had nearly non-existent LDL-receptor activity. PRALUENT® (ALIROCUMAB) In the past year, we added an additional indication for Praluent, which we gained sole U.S. rights to in April 2020 after completion of our restructured agreement with Sanofi. With a more efficient sales and marketing organization committed to bringing this medicine to patients, we turned we turned Praluent into a profitable product in 2020. 22

Photo taken prior to COVID-19 pandemic. Regeneron Annual Report 2020 RARE DISEASES GARETOSMAB (REGN2477) For more than 20 years, we have worked to address the unmet need for people with fibrodysplasia ossificans progressiva (FOP), a devastating orphan disease in which muscles, tendons and ligaments are progressively replaced by bone. We remain passionate about our research of FOP and believe in our hypothesis that Activin A drives its progression. We completed a Phase 2 trial and are evaluating the results. REGN4461 REGN4461, our agonist antibody to leptin receptor (LEPR), is in ongoing Phase 2 trials for generalized lipodystrophy, a rare metabolic disorder characterized by decreases in the quantity and distribution of body fat. The disease is often associated with low levels of a hormone called leptin, which can lead to extreme hunger, disrupt the body's metabolism and cause fatty tissue to accumulate in muscles and organs such as the liver. REGN4461 stimulates the leptin receptor to replace the deficient hormone, and our trials are designed to evaluate if this therapy improves the health of people with this rare disease. OUR RARE DISEASE RESEARCH: DRIVING SCIENCE FORWARD FOR SMALL POPULATIONS Our work in rare disease includes numerous therapeutic areas as we continue to use our cutting-edge research tools and unique resources, such as the Regeneron Genetics Center (RGC), to further understand diseases that affect small populations. Our passion for science and commitment to patients drives us to help in rare and ultra-rare conditions. 23

Photo taken prior to COVID-19 pandemic. Regeneron Annual Report 2020 ADVANCES IN TECHNOLOGY Regeneron's VelociSuite technologies have been decades in the making and instrumental in our ability to discover and develop targeted antibody medicines. We bring this commitment to technological innovation to other facets of Regeneron as well. For example, with the new Imaging Center that we opened in Tarrytown in 2020. The 27,000-square-foot space greatly expands our in vivo imaging capabilities and establishes new histology and microscopy core services in collaboration with therapeutic research teams. Cross-company collaboration is key to ensuring everyone benefits from advances in technology. Key examples in 2020 include innovations from the Automation Core Technologies (ACT) team, which launched a new automated biobanking network across Regeneron and opened the Viral Production Core to support an Adeno Associated Virus (AAV) manufacturing platform used for multiple research programs, such as our work with Intellia and Decibel. In 2020, we completed the installation of our in-house facility for cryogenic electron microscopy, or cryo-EM. This Nobel prizewinning structural biology technique allows us to view the interactions of our investigational antibodies with their target proteins at a very high resolution. We have applied this new knowledge in our preclinical research efforts across therapeutic areas, giving us critical information about the binding epitopes of our antibodies as well as any changes induced in the target protein upon antibody binding. With cryo-EM structures in hand, we can have more confidence that a combination of antibodies would not interfere with one another for binding on the surface of the protein, or that a mutation or natural variation in the sequence of the target protein will not interfere with antibody binding. Thanks to Regeneron's extensive efforts in utilizing cloud computing, we are able to provide cryo-EM structures rapidly, informing which candidates will advance to the clinic. VelociHum® is our mouse platform that allows for human immune system reconstitution and can be used to accurately test human therapeutics against human immune cells and to study human tumor models. Through genetic humanizations, VelociHum mice have been optimized to allow for better development of human immune cells in vivo. The technique also allows for engraftment of primary patient-derived tumors that do not take in other commercially available mice. 24

Regeneron Annual Report 2020 ADVANCES IN TECHNOLOGY IOPS: PRIORITIZING QUALITY, EXCELLENCE AND CONTINUOUS IMPROVEMENT Our IOPS team is an integral part of our success every year, but especially in 2020. Throughout the pandemic, the team has gone above and beyond to ensure supply of our life-saving medicines, while maintaining our commitment to the highest quality standards. Importantly, the team worked quickly to ensure maximum supply of our investigational antibody cocktail for COVID-19, moving production for many of our existing commercial products from the U.S. to our site in Limerick, Ireland, to make room for rapidly scaling up REGEN-COV. As a point of comparison, it typically takes months to transfer a cell line from Preclinical Manufacturing and Product Development to Manufacturing vial thaw, but for REGEN-COV, our team condensed this process to just a few weeks. To support these efforts, we announced 400 new jobs at our Irish facility, bringing the team there to more than 1,400 people, all of whom are fully focused on delivering the highest quality product for patients. In addition, the team transitioned to conducting remote, paper-based document reviews with regulatory authorities and accelerated the advancement of certain validated automated technologies to continue our work during the pandemic. 25

Regeneron Annual Report 2020 ADVANCES IN TECHNOLOGY THE RGC HAS DEVELOPED ONE OF THE LARGEST AND MOST ANCESTRALLY DIVERSE DATASETS IN THE WORLD. REGENERON GENETICS CENTER The Regeneron Genetics Center (RGC) has long embodied Regeneron's entrepreneurial and curious spirit, and has become a core contributor to our early-stage clinical and future pipeline. By understanding the genetic variations that may protect someone from a disease, or make them more susceptible, we can discover the root causes of diseases and identify potential therapies. To further our collective understanding of how diseases impact different people, the RGC has used world-class automation and analytics to develop one of the largest and most ancestrally diverse datasets in the world. The RGC continues to build collaborations and expand our work globally, now with more than 100 unique partnerships in 21 countries and more than 1.4 million patient volunteers sequenced since its inception. The work of the RGC is not just impressive numbers and reams of data - this effort has a tangible impact on patient lives and the future of medicine. Genetics is already informing the development of our late-stage pipeline, as seen with Evkeeza, and fueling discovery and development with critical insights that will lead to potential medicines for the future. We currently have nine genetics targets brought forward by the RGC and our therapeutic focus area partners, across 13 different preclinical and clinical programs - and we expect our program to grow in 2021. 26

Photo taken prior to COVID-19 pandemic. Regeneron Annual Report 2020 STRATEGIC BUSINESS APPROACHES STRONG FINANCIAL MANAGEMENT FOR SUSTAINABLE LONG-TERM GROWTH Our disciplined financial management is focused on ensuring sustainable long-term growth while delivering continued innovation for patients. Our financial position remained strong in 2020, with top-line growth of 30 percent and bottom-line growth of 28 percent,1 achieved through an increasingly diversified set of revenue and earnings streams. Total revenues for 2020 increased to $8.5 billion, compared to $6.6 billion for the full year 2019, and more than 80 percent of our top-line growth in 2020 came from products and revenues other than our flagship retinal therapy EYLEA. In 2020, we completed a secondary offering of the approximately 13.0 million shares of our common stock held by Sanofi. Regeneron purchased approximately 9.8 million shares directly from Sanofi for an aggregate purchase price of $5 billion. This important transaction reflected our conviction in our business fundamentals, future prospects and valuation and delivered immediate accretion, while leveraging our strong balance sheet. We also issued and sold $1.250 billion aggregate principal amount of 1.750 percent senior unsecured notes due 2030 and $750 million aggregate principal amount of 2.800 percent senior unsecured notes due 2050, which were used in part to repay the $1.5 billion bridge loan facility in connection with Regeneron's purchase of the common stock held by Sanofi. As part of Regeneron's strategic capital allocation strategy, we continued to prioritize R&D innovation, investing more than 30 percent of our revenues in 2020 ($2.7 billion dollars) into our research efforts. That's well above the industry average of approximately 20 percent. We also continued to opportunistically buy back shares as part of a share repurchase program that commenced in 2019. In addition, we continued to make strategic investments in innovative biotech partnerships that are complementary to our in-house efforts. 1 Bottom-line growth represented by non-GAAP net income per share - diluted, which is not a measure calculated in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). See "Forward-Looking Statements and Non-GAAP Financial Measures" on pages 35 and 37 for a definition of this measure and a reconciliation of this measure to the most directly comparable GAAP financial measure. 27

Regeneron Annual Report 2020 STRENGTHENING OUR CULTURE DURING A PANDEMIC Despite the challenges of the pandemic, which limited our ability to be onsite together, Regeneron employees were more engaged than ever. Our team continued to grow - in fact, 16 percent of our colleagues joined us since the beginning of the pandemic - and we found new ways to collaborate and support each other, whether in the office or from home. We were proud and honored to once again be ranked by Science magazine as the top biopharma employer, making us the magazine's most highly ranked company of the past decade. During the pandemic, we found ourselves in the early epicenter of the virus, with more than 3,000 "essential" employees working onsite at our New York State research and manufacturing locations and many more contributing to our critical projects from home. Our Facilities, Environmental Health & Safety and Human Resources colleagues led the charge to find ways to ensure a low-risk environment for our onsite colleagues and to provide support for those who were suddenly working remotely. These included alternating shift schedules to reduce density onsite, a mask requirement on campus, provision of masks and other personal protective equipment, health monitoring for onsite colleagues, and physical modifications to office and lab spaces. This past year also renewed our focus on diversity, equity and inclusion (DE&I), including hiring our new Chief DE&I Officer. We strongly believe diversity allows us to foster innovation and deliver on our mission to help patients. However, as with many institutions in 2020, we have had deeper discussions on how we can do more, faster. We are accelerating our efforts with a prioritized strategy to foster inclusion, increase diverse representation and build equity in our communities. Concrete actions like mandatory leadership training and more development and mentoring opportunities for underrepresented groups will help us further advance equality in our workplace. WE STRONGLY BELIEVE DIVERSITY ALLOWS US TO FOSTER INNOVATION AND DELIVER ON OUR MISSION TO HELP PATIENTS. 28

Photo taken prior to COVID-19 pandemic. Regeneron Annual Report 2020 RESPONSIBLE REGENERON In keeping with our "doing well by doing good" ethos, we weave corporate responsibility into every aspect of our business. Our responsibility strategy focuses on three areas that reflect our dedication to our patients, our team, our communities and our environment: IMPROVE THE LIVES OF PEOPLE WITH SERIOUS DISEASES FOSTER A CULTURE OF INTEGRITY AND EXCELLENCE BUILD SUSTAINABLE COMMUNITIES We are committed to operating responsibly, communicating transparently about our impacts and engaging all stakeholders in our mission. In 2021, we published on our website our first report on climate-related risks and opportunities, aligned to the recommendations of the Task Force on Climate-related Financial Disclosures (TCFD). In addition, our 2020 Responsibility Report continues to align with the framework of the Sustainability Accounting Standards Board (SASB). You can view our 2020 Responsibility Report online for more details on our responsibility efforts and results. In 2020, even as we prioritized and organized our business to address the COVID-19 pandemic, we continued to make progress across these three responsibility focus areas: IMPROVE THE LIVES OF PEOPLE WITH SERIOUS DISEASES As a science-focused company, we are dedicated to turning rigorous scientific research into important new medicines. Our support for patients extends beyond the labs to include disease education and awareness efforts, product support services and our commitment to drug access and responsible pricing. After all, our lifesaving advancements only matter if patients can obtain them. Since 2018, we have worked with the WHO, FDA and other global organizations to offer Inmazeb under a compassionate use protocol in response to Ebola outbreaks in affected African countries. We are actively working with public health organizations, governmental agencies and others in our industry to ensure continued access to Inmazeb in low- and middle-income countries. 29

RESPONSIBLE REGENERON Similarly, we are committed to providing access to REGEN-COV to patients around the world. We are collaborating with Roche to increase global supply of this important treatment. Both companies will support access in low- and lower-middle income countries through drug donations to be made in partnership with public health organizations. FOSTER A CULTURE OF INTEGRITY AND EXCELLENCE Our longstanding commitment to ethical, responsible business standards is the foundation of our company. We uphold our commitment through the policies, practices and initiatives that encompass areas such as compliance, responsible sales and marketing, ethical clinical trials, responsible supply chain and product quality and safety. In 2020, as with other companies, our responsibility to our people took center stage. In addition to our focus on the safety of our employees on- and off-site, we took important steps to accelerate and advance our diversity, equity and inclusion efforts (DE&I). And, we continued to invest in attracting and developing talent with the skills and expertise needed to drive our business. As noted earlier, we sought to strengthen our culture through employee-focused initiatives that supported their different work environments and family life. 30

Regeneron Annual Report 2020 RESPONSIBLE REGENERON WE DOUBLED COMPANY MATCHING FOR EMPLOYEE CASH DONATIONS - TO GIVE EXTRA SUPPORT TO NONPROFITS FOCUSED ON THE PANDEMIC AND SOCIAL JUSTICE ISSUES. BUILD SUSTAINABLE COMMUNITIES 2020 presented hardships for people globally. While working hard in our labs to develop potential solutions to COVID-19, we also maintained our focus on supporting our communities - including protecting and restoring our planet. Through our commitment to our world and its people, we made strides in advancing our environmental targets and raised critical funds and mobilized resources to support those in need. 2020 was our first year as title sponsor of the International Science and Engineering Fair, the world's largest pre-college science and engineering competition. We also continued sponsorship of the Regeneron Science Talent Search, the nation's most prestigious pre-college science and math competition. Although the pandemic created challenges for both events, we committed to continuing both, finding a way to host virtual events that still celebrated and recognized the students' achievements. In addition, we helped our employees give back to causes they cared about and maximize their impact through double-matching gift campaigns and volunteer opportunities. 31

Regeneron Annual Report 2020 STORIES FROM 2020 DOING WELL BY DOING GOOD: PANDEMIC EDITION A foundational aspect of Regeneron's culture is giving back to our local communities - it's part of our DNA. As soon as COVID-19 hit, we engaged colleagues through the Regeneron COVID-19 matching gift campaign, raising $750,000 for nonprofits focused on relief efforts. Later in the year, we added an additional $750,000 employee matching gift program specific to furthering causes that promote social justice and diversity and equity efforts. Approximately 2,200 Regeneron colleagues participated in the programs, with more than 1,600 charities benefiting from nearly $2.2 million in donations from the company and our employees. In October, we held our annual global Day for Doing Good (D4DG), an employee-led event focused on volunteering and creating positive change in our communities. To allow colleagues more flexibility to participate, we held our 2020 D4DG virtually and extended activities over a full week. "We had colleagues support education equity projects, like assembling learning supply kits for student at-home learning, and others who made masks for the homeless," said Potoula Stavropoulos, Director, Social Impact. "Some even hosted interactive student science lectures from home. "It was heartening - but not surprising - to see how quickly our employees came together to positively impact society's most pressing issues," said Potoula. "Through our giving and volunteer programs, we provide meaningful community engagement opportunities that are responsive to both our employees' interests and our communities' unmet needs." Regeneron colleagues found other ways to volunteer this year, as well. Our IOPS Rensselaer "Quaranteam" reimagined our annual food drive to include contactless drop-offs at designated times, donating a whopping 12 tons of food to the Regional Food Bank of Northeastern New York. In addition, the team donated 500 meals to "Meals to Heal," a program that provides meals to healthcare workers at local hospitals. 32

Regeneron Annual Report 2020 CONTINUED OPERATIONAL GROWTH TOTAL REVENUES 2016 $3,630.6B 2017 $4,257.5B 2018 $5,145.6B 2019 $6,557.6B 2020 $8,497.1B TOTAL EMPLOYEES 2016 5,300 2017 6,200 2018 7,300 2019 8,100 2020 9,100 RESEARCH AND DEVELOPMENT INVESTMENTS $2.7B (32% OF REVENUE) 33

Regeneron Annual Report 2020 2020 AWARDS TOP EMPLOYER, 2020 CHANGE THE WORLD, 2020 JUST 100, 2020 AMERICA'S MOST RESPONSIBLE COMPANIES, 2020 MOST COMMUNITY-MINDED COMPANIES IN BEST COMPANIES TO WORK FOR®, 2020 DOW JONES SUSTAINABILITY WORLD BEST WORKPLACES FOR INNOVATORS, 2020 THE NATION, 2020 INDEX, 2020 WORLD'S 25 GREATEST LEADERS: HEROES DOW JONES SUSTAINABILITY NORTH BEST WORKPLACE IN IRELAND, 2020 OF THE PANDEMIC: GEORGE YANCOPOULOS AMERICAN INDEX, 2020 34

Regeneron Annual Report 2020 FORWARD-LOOKING STATEMENTS AND NON-GAAP FINANCIAL MEASURES This Annual Report includes forward-looking statements that involve risks and uncertainties relating to future events and the future performance of Regeneron Pharmaceuticals, Inc. (where applicable, together with its subsidiaries, "Regeneron" or the "Company"), and actual events or results may differ materially from these forward-looking statements. Words such as "anticipate," "expect," "intend," "plan," "believe," "seek," "estimate," variations of such words, and similar expressions are intended to identify such forward-looking statements, although not all forward-looking statements contain these identifying words. These statements concern, and these risks and uncertainties include, among others, the impact of SARS-CoV-2 (the virus that has caused the COVID-19 pandemic) on Regeneron's business and its employees, collaborators, and suppliers and other third parties on which Regeneron relies, Regeneron's and its collaborators' ability to continue to conduct research and clinical programs, Regeneron's ability to manage its supply chain, net product sales of products marketed or otherwise commercialized by Regeneron and/or its collaborators (collectively, "Regeneron's Products"), and the global economy; the nature, timing, and possible success and therapeutic applications of Regeneron's Products and product candidates being developed by Regeneron and/or its collaborators (collectively, "Regeneron's Product Candidates") and research and clinical programs now underway or planned, including without limitation EYLEA® (aflibercept) Injection, Dupixent® (dupilumab), Libtayo® (cemiplimab), Praluent® (alirocumab), Kevzara® (sarilumab), Inmazeb™ (atoltivimab, maftivimab, and odesivimab-ebgn), Evkeeza™ (evinacumab), REGEN-COV™ (casirivimab with imdevimab), fasinumab, garetosmab, Regeneron's and its collaborators' other oncology programs (including odronextamab (formerly REGN1979) and REGN5458), Regeneron's and its collaborators' other hematology programs (including pozelimab (REGN3918)), Regeneron's and its collaborators' earlier-stage programs, and the use of human genetics in Regeneron's research programs; the likelihood and timing of achieving any of Regeneron's anticipated development and production milestones; safety issues resulting from the administration of Regeneron's Products and Regeneron's Product Candidates in patients, including serious complications or side effects in connection with the use of Regeneron's Products and Regeneron's Product Candidates in clinical trials; the likelihood, timing, and scope of possible regulatory approval and commercial launch of Regeneron's Product Candidates and new indications for Regeneron's Products; the extent to which the results from the research and development programs conducted by Regeneron and/or its collaborators may be replicated in other studies and/or lead to advancement of product candidates to clinical trials, therapeutic applications, or regulatory approval; ongoing regulatory obligations and oversight impacting Regeneron's Products (such as EYLEA, Dupixent, Libtayo, Praluent, Kevzara, Inmazeb, and Evkeeza), research and clinical programs, and business, including those relating to patient privacy; determinations by regulatory and administrative governmental authorities which may delay or restrict Regeneron's ability 35

Regeneron Annual Report 2020 FORWARD-LOOKING STATEMENTS AND NON-GAAP FINANCIAL MEASURES to continue to develop or commercialize Regeneron's Products and Regeneron's Product Candidates; competing drugs and product candidates that may be superior to Regeneron's Products and Regeneron's Product Candidates; uncertainty of market acceptance and commercial success of Regeneron's Products and Regeneron's Product Candidates and the impact of studies (whether conducted by Regeneron or others and whether mandated or voluntary) on the commercial success of Regeneron's Products and Regeneron's Product Candidates; the ability of Regeneron to manufacture and manage supply chains for multiple products and product candidates; the ability of Regeneron's collaborators, suppliers, or other third parties (as applicable) to perform manufacturing, filling, finishing, packaging, labeling, distribution, and other steps related to Regeneron's Products and Regeneron's Product Candidates; the availability and extent of reimbursement of Regeneron's Products from third-party payors, including private payor healthcare and insurance programs, health maintenance organizations, pharmacy benefit management companies, and government programs such as Medicare and Medicaid; coverage and reimbursement determinations by such payors and new policies and procedures adopted by such payors; unanticipated expenses; the costs of developing, producing, and selling products; the ability of Regeneron to meet any of its financial projections or guidance, and changes to the assumptions underlying those projections or guidance; the potential for any license or collaboration agreement, including Regeneron's agreements with Sanofi, Bayer, and Teva Pharmaceutical Industries Ltd. (or their respective affiliated companies, as applicable), as well as Regeneron's agreement with Roche relating to REGEN-COV, to be canceled or terminated; and risks associated with intellectual property of other parties and pending or future litigation relating thereto (including without limitation the patent litigation and other related proceedings relating to EYLEA, Dupixent, Praluent, and REGEN-COV), other litigation and other proceedings and government investigations relating to the Company and/or its operations, the ultimate outcome of any such proceedings and investigations, and the impact any of the foregoing may have on Regeneron's business, prospects, operating results, and financial condition. A more complete description of these and other material risks can be found in Regeneron's filings with the U.S. Securities and Exchange Commission, including its Form 10-K for the fiscal year ended December 31, 2020, including in the section thereof captioned "Item 1A. Risk Factors." Any forward-looking statements are made based on management's current beliefs and judgment, and the reader is cautioned not to rely on any forward-looking statements made by Regeneron. Regeneron does not undertake any obligation to update (publicly or otherwise) any forward-looking statement, whether as a result of new information, future events, or otherwise. This Annual Report uses non-GAAP net income and non-GAAP net income per share, which are financial measures that are not calculated in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). These non-GAAP financial measures are computed by excluding certain non-cash and other items from the related GAAP financial measure. Non-GAAP adjustments also include the estimated income tax effect of reconciling items. The Company makes such adjustments for items the Company does not view as useful in evaluating its operating performance. For example, adjustments may be made for items that fluctuate from period to period based on factors that are not within the Company's control (such as the Company's stock price on the dates share-based grants are issued) or items that are not associated with normal, recurring operations (such as changes in applicable laws and regulations). Management uses these non-GAAP measures for planning, budgeting, forecasting, assessing historical performance, and making financial and operational decisions, and also provides forecasts to investors on this basis. Additionally, such non-GAAP measures provide investors with an enhanced understanding of the financial performance of the Company's core business operations. However, there are limitations in the use of these and other non-GAAP financial measures as they exclude certain expenses that are recurring in nature. Furthermore, the Company's non-GAAP financial measures may not be comparable with non-GAAP information provided by other companies. Any non-GAAP financial measure presented by Regeneron should be considered supplemental to, and not a substitute for, measures of financial performance prepared in accordance with GAAP. A reconciliation of the Company's historical GAAP to non-GAAP results is included below. 36

Regeneron Annual Report 2020 FORWARD-LOOKING STATEMENTS AND NON-GAAP FINANCIAL MEASURES RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME (Unaudited) (In millions, except per share data) YEAR ENDED DECEMBER 31 2020 2019 GAAP R&D $2,735.0 $2,450.0 R&D: Non-cash share-based compensation expense 238.6 250.4 R&D: Up-front payments related to license and collaboration agreements 85.0 430.0 Non-GAAP R&D $2,411.4 $1,769.6 GAAP SG&A $1,346.0 $1,341.9 SG&A: Non-cash share-based compensation expense 153.0 167.7 SG&A: Litigation contingencies (95.0) 70.0 SG&A: Restructuring-related expenses 8.1 35.2 Non-GAAP SG&A $1,279.9 $1,069.0 GAAP COGS $491.9 $362.3 COGS: Non-cash share-based compensation expense 40.4 46.2 COGS: Other 0.9 - Non-GAAP COGS $450.6 $316.1 GAAP other income (expense), net $233.8 $219.3 Other income/expense: Gains on investments (221.6) (118.3) Interest expense: Other 12.7 - Non-GAAP other income (expense), net $24.9 $101.0 Continued YEAR ENDED DECEMBER 31 2020 2019 GAAP net income $3,513.2 $2,115.8 Total of GAAP to non-GAAP reconciling items above 222.1 881.2 Income tax effect of GAAP to non-GAAP reconciling items (38.9) (169.9) Income tax expense: Impact of sale of assets between foreign subsidiaries (30.0) - Non-GAAP net income $3,666.4 $2,827.1 Non-GAAP net income per share - basic $34.07 $25.89 Non-GAAP net income per share - diluted $31.47 $24.67 Shares used in calculating: GAAP net income per share - basic 107.6 109.2 GAAP net income per share - diluted 115.1 114.6 Non-GAAP net income per share - basic 107.6 109.2 Non-GAAP net income per share - diluted 116.5 114.6 37

Regeneron Annual Report 2020 CORPORATE INFORMATION COMMON STOCK AND RELATED MATTERS Our Common Stock is traded on The NASDAQ Global Select Market under the symbol "REGN." Our Class A Stock is not publicly quoted or traded. As of April 13, 2021, there were 163 shareholders of record of our Common Stock and 16 shareholders of record of our Class A Stock. The closing sales price for the Common Stock on that date was $477.04. We have never paid cash dividends and do not anticipate paying any in the foreseeable future. SEC FORM 10-K A copy of our 2020 Annual Report on Form 10-K filed with the Securities and Exchange Commission (which forms part of this 2020 Annual Report to Shareholders and is incorporated herein by reference) is available without charge from the Regeneron Investor Relations Department, reachable via invest@regeneron.com. SHAREHOLDERS' INQUIRIES Inquiries relating to stock transfer or lost certificates and notices of changes of address should be directed to our Transfer Agent, American Stock Transfer & Trust Co., 6201 15th Avenue, Brooklyn, New York 11219, (800) 937-5449, www.amstock.com/ main. General information regarding the Company, recent press releases, and SEC filings are available on our website at www.regeneron.com, or can be obtained by contacting our Investor Relations Department at (914) 847-7741 or invest@regeneron.com. ANNUAL MEETING The Annual Meeting will be held virtually via the Internet at www.virtualshareholdermeeting.com/REGN2021 on June 11, 2021 at 10:30 a.m., Eastern Time. Due to continuing concerns regarding the COVID-19 pandemic and to assist in protecting the health and well- being of our shareholders, directors, and employees, the Annual Meeting will be held virtually via the Internet at www. virtualshareholdermeeting.com/REGN2021. We have designed the format of the Annual Meeting to ensure that shareholders are afforded similar rights and opportunities to participate as they would at an in-person meeting. Under New York law, the legal requirement to include an in-person option has been waived by relevant governmental action. If this waiver is no longer in effect for the Annual Meeting, shareholders will have the option to attend the Annual Meeting in person at the Westchester Marriott Hotel, 670 White Plains Road, Tarrytown, New York (or at another location if required by the circumstances). In any such case, we would notify our shareholders in advance on our website and by issuing a press release and filing it as additional proxy material with the United States Securities and Exchange Commission. CORPORATE OFFICE 777 Old Saw Mill River Road Tarrytown, New York 10591-6707 (914) 847-7000 TRANSFER AGENT AND REGISTRAR American Stock Transfer & Trust Co. 6201 15th Avenue Brooklyn, New York 11219 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM PricewaterhouseCoopers LLP REGENERON®, SCIENCE TO MEDICINE®, REGENERON GENETICS CENTER® and the following are trademarks of Regeneron Pharmaceuticals, Inc.: ARCALYST®, EVKEEZA™, EYLEA®, INMAZEB™, LIBTAYO® (in the United States), PRALUENT® (in the United States), REGEN-COV™, Veloci-Bi®, VelociGene®, VelociHum®, VelocImmune®, VelociMab®, VelociMouse®, VelociSuite®, VelociT™ and ZALTRAP®. Dupixent® and Kevzara® are registered trademarks of Sanofi. 38

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